As filed with the Securities and Exchange Commission on July 8, 2026

Registration No. 333-297257

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	98-1034922
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abizer Gaslightwala

President and Chief Executive Officer

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(929) 274-7510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-297257) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following exhibits are attached hereto:

Exhibit No.	Description
3.1	Amended Articles of Association of Akari Therapeutics, Plc (incorporated by reference to the Exhibit 3.1 to Registrant’s Current Report on Form 6-K, as filed with the SEC on July 8, 2023).
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit 99.(A) previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013).
4.3	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 1 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012).
4.4	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.5	Form of Amendment No. 3 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on August 17, 2023).
4.5	Form of Amendment No. 4 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on March 31, 2026).
4.6	Form of American Depositary Receipt; the Form is Exhibit A of Amendment No. 2 to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015).
4.7**	Form of Pre-Funded Warrant issued by Akari Therapeutics, Plc in connection with the May Private Placement.
4.8*	Form of Series H Warrant issued by Akari Therapeutics, Plc in connection with the May Private Placement.
4.9*	Form of Series I Warrant issued by Akari Therapeutics, Plc in connection with the May Private Placement.
4.10**	Form of Series J Warrant issued by Akari Therapeutics, Plc in connection with the May Private Placement.
5.1*	Opinion of Greenberg Traurig LLP as to the legality of the securities being registered.
10.1**	Form of Securities Purchase Agreement dated as of May 20, 2026 between Akari Therapeutics, Plc and the purchasers party thereto (incorporated by reference to Exhibit 10.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on May 22, 2026).
10.2**	Amendment No.1 to the Securities Purchase Agreement dated as of June 23, 2026 between Akari Therapeutics, Plc and the purchasers party thereto (incorporated by reference to Exhibit 10.1 previously filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on June 26, 2026).
23.1*	Consent of BDO USA, P.C.
23.3*	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in signature page)
107**	Filing Fee Table

* Filed herewith.

** Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on this July 8, 2026.

AKARI THERAPEUTICS, PLC

By:	/s/ Abizer Gaslightwala
Name:	Abizer Gaslightwala
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	July 8, 2026
Abizer Gaslightwala	(principal executive officer)

*	Interim Chief Financial Officer	July 8, 2026
Kameel Farag	(principal financial and accounting officer)

*	Chairman	July 8, 2026
Hoyoung Huh, M.D., Ph.D.

*	Director	July 8, 2026
Ray Prudo, M.D.

*	Director	July 8, 2026
Samir R. Patel, M.D.

*	Director	July 8, 2026
Sandip I. Patel

*	Director	July 8, 2026
Robert Bazemore

* By: /s/ Abizer Gaslightwala
Abizer Gaslightwala
Attorney-in-fact